UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Carver Bancorp, Inc.

(Name of Registrant as Specified in Its Charter)

Dream Chasers Capital Group LLC
Gregory Lewis
Shawn Herrera
Kevin Winters
Jeffrey Bailey
Jeffrey Anderson

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Dream Chasers Wins Carver Retail Shareholder Vote by a Landslide

Preliminary results indicate approximately 70% of retail vote for new voices on Board of Directors, not including votes cast by members of the Dream Chasers Group

Calls on Donald Felix and Carver Board of Directors to do right by shareholders

Demands answers to why Board of Directors vote was extended by 45 minutes

Demands disclosure of any high-pressure sales calls to certain large shareholders, including any offers, promises or assurances made to shareholders to sway vote at last minute

Calls on Board to hear shareholders, appoint Jeffrey “Jeff” Anderson and Jeffrey Bailey to the Board

New York, NY (December 13, 2024)—Following a concerning set of unconventional practices at the Carver Bancorp, Inc. (“Carver,” or the “Company”) (NASDAQ: CARV) Annual Meeting of Shareholders (the “Meeting”) on December 12, 2024, Dream Chasers Capital Group LLC (“Dream Chasers”) urged Carver Chief Executive Officer Donald Felix and the Board of Directors (the “Board”) to provide clarity, certainty and transparency to shareholders. Preliminary results indicate that approximately 70% of retail shareholders supported Jeffrey “Jeff” Anderson and/or Jeffrey Bailey for election to the Board.

At the Meeting, voting was inexplicably held open for 45 additional minutes, purportedly to give shareholders additional time to vote, despite the deadline for voting being set nearly six weeks ago in Carver’s definitive proxy filed with the SEC on October 31, 2024.

“We believe that the strong response from retail shareholders demands action from the Board,” said Greg Lewis, Chief Executive Officer of Dream Chasers. “Conducting a Board vote under a cloud of uncertainty is no way for Mr. Felix to begin his tenure. At the Meeting, Mr. Felix pledged to engage with shareholders. Now is the time to prove it. If the preliminary results that Carver disclosed are accurate, then our nominees received essentially the same amount of votes as the sitting Directors. Carver should do the right thing by appointing our excellent, qualified, and shareholder-supported nominees to the Board, effective immediately, to prove that the Company will listen to the voice of the shareholder going forward.”

Dream Chasers raised its concerns in a letter to Mr. Felix and the Board, which is copied below:

Dear Mr. Felix, and the Board of Directors:

Your conduct at the Annual Meeting of Shareholders (the “Meeting”) of Carver Bancorp, Inc. (“Carver” or the “Company”) yesterday is highly concerning. Holding the voting open for 45 extra minutes to give shareholders “additional time” to vote should make shareholders wonder if you were seeking to tip the scales in your favor.

Mr. Felix, conducting a Board of Directors vote under a cloud of uncertainty is no way to begin your tenure. It is especially important for you to assure shareholders that their voices will be heard given that preliminary results indicate that approximately 70% of retail shareholders supported our nominees for the Board, a number that does not include the votes cast by members of the Dream Chasers Group.

On behalf of concerned shareholders, I write to make several demands:

1.	To ensure that shareholders can trust your process, we demand that you publicly disclose the real-time voting totals for each candidate in 15-minute increments, starting at 9:00 am Eastern time on December 12, 2024, the day of the Meeting. Shareholders must know what the vote count was heading into the Meeting, and what happened after you extended the vote beginning at approximately 11:15 am Eastern time.

2.	We demand that you provide a full accounting of any high-pressure sales calls you made to large shareholders in the final days of the campaign, including any offers, promises or assurances provided to shareholders to sway their vote. We note that no such conversations or materials were filed with the SEC. Shareholders should know what you did, or attempted to do, to get the result you wanted.

3.	Given your behavior, and the extremely close preliminary results that you disclosed after the meeting, you should recognize that you and your nominees have no mandate. If those results are accurate, then our nominees received essentially the same number of votes as the sitting Directors. You should listen to your shareholders and appoint Jeffrey “Jeff” Anderson and Jeffrey Bailey to the Board as a way of acknowledging shareholders’ intent and making it clear that you will not circumvent an established process for Board elections.

4.	On the call, you said that there were no “relevant questions” that came in from shareholders. That suggests you received questions but decided not to answer them. What were the questions, and why did you not respond to them?

5.	Finally, we note that the advisory “say-on-pay” matter failed, based on the preliminary results you disclosed, reflecting shareholders’ dissatisfaction with the Board’s management of compensation. We believe appointing Mr. Anderson and Mr. Bailey is an important gesture to ensure that decisions on compensation going forward more clearly reflect shareholders’ perspectives.

At yesterday’s meeting, Mr. Felix repeatedly pledged to engage with and listen to shareholders. Holding open the vote makes it appear that you have no intention to follow through on that claim. We suggest that you take this opportunity to prove your intentions, and not fall into Carver’s long-standing practice of leaving shareholders behind.

Sincerely,

Greg Lewis
Dream Chasers Capital Group LLC

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “potential,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if any of the underlying assumptions of Dream Chasers Capital Group LLC (“Dream Chasers”) or any of the other participants in the proxy solicitation prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Dream Chasers that the future plans, estimates or expectations contemplated will ever be achieved.

Certain statements and information included herein may have been sourced from third parties. Dream Chasers does not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as may be expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein.

Dream Chasers disclaims any obligation to update the information herein or to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such information, projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

IMPORTANT INFORMATION AND WHERE TO FIND IT

DREAM CHASERS STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ ITS DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS TO SUCH PROXY STATEMENT AND OTHER PROXY MATERIALS FILED BY DREAM CHASERS WITH THE SEC AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS ARE ALSO AVAILABLE ON THE SEC WEBSITE, FREE OF CHARGE, OR BY DIRECTING A REQUEST TO THE PARTICIPANTS’ PROXY SOLICITOR, OKAPI PARTNERS LLC, 1212 AVENUE OF THE AMERICAS, 17TH FLOOR, NEW YORK, NEW YORK 10036-1600. STOCKHOLDERS CAN CALL TOLL-FREE: (877) 629-6356.

Contacts

For Media:

Breitenbush Partners

Andrew Wilson, (773) 425-4991

awilson@breitenbushpartners.com

For Investors:

Okapi Partners

Bruce Goldfarb/Tony Vecchio

(877) 629-6356

(212) 297-0720

info@okapipartners.com

About Dream Chasers Capital Group

Dream Chasers Capital Group LLC is a New York City based minority owned investment firm. More information can be found at www.dreamchaserscapitalgroup.com.